UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
Terreno Realty Corporation
(Exact Name of Registrant as Specified in its Charter)

Maryland	27-1262675

(State of Incorporation or Organization)	(IRS Employer Identification No.)

16 Maiden Lane, Fifth Floor San Francisco, CA	94108

(Address of Principal Executive Offices)	(Zip Code)
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered:
Common Stock, $0.01 par value per share	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates (if applicable): File No. 333-163016
Securities registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.
A description of the shares of common stock, $0.01 par value per share, of Terreno Realty Corporation (the “Registrant”), is set forth under the caption “Description of Capital Stock” in the Registrant’s prospectus contained in its Registration Statement on Form S-11 (Registration No. 333-163016), as amended (the “Registration Statement”), and is incorporated herein by reference. The prospectus to be filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, shall be deemed to be incorporated herein by reference. In addition, also incorporated by reference herein is information relating to the Registrant’s shares of common stock under the caption “Material Provisions of Maryland Law and of Our Charter and Bylaws” in the Registration Statement.
Item 2. Exhibits.
None.

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Terreno Realty Corporation
Date: January 14, 2010	By:	/s/ Michael A. Coke
		Name:	Michael A. Coke
		Title:	President and Chief Financial Officer